EXHIBIT 10.32

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                       REGISTRATION STATEMENT ON FORM SB-2



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      CONSTRUCTION LOAN AGREEMENT WITH THE SAVINGS BANK OF MENDOCINO COUNTY

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Construction Loan Agreement

This Construction Loan Agreement is made as of September 25, 1996, between Saving Bank of Mendocino County, a California banking corporation ("Bank") and Mendocino Brewing Company, Inc., ("Borrower").

Section 1. Construction Loan

1.1 Improvement to Real Property. Borrower has or will have an ownership or leasehold interest in the real property more fully described in Exhibit A ("Property"). Borrower will construct or cause to have constructed certain improvements ("Improvements") to the Property in accordance with certain plans and specifications ("Plans and Specifications") which have previously been delivered to the Bank.

1.2 The Loan and Note. Bank has agreed to lend to Borrower up to the sum of $2,700,000.00 ("Loan) subject to the terms and conditions of this Agreement. Borrower will execute and deliver a promissory note ("Note") in the form of Exhibit B to evidence this loan.

1.3 Security. The following collateral ("Collateral") will serve as security for Borrower's obligations in connection with the Loan and this Agreement.

(a) Borrower will grant security interests in the Property, the Improvements, all fixtures attached or to be attached thereto and in such other property as is specified in Exhibit C attached hereto. The deed of trust covering the Property and the Improvements ("Deed of Trust") and the security agreements evidencing these security interests will be collectively called the "Security Agreements".

(b) Borrower hereby assigns to Bank all of its rights, title and interest in and to (i) all monies deposited with any public or private utility for or to assure utilities on or for the Property, (ii) the Plans and Specifications, (iii) the Account created pursuant to Section 4.1 (a) and the monies placed therein, (iv) if a construction contract is required to be delivered to Bank as a condition to disbursement of the Loan, that construction contract ("Construction Contract") and (v) any other agreement which, in the Bank's reasonable judgment, would assist Bank in completing the improvements should Borrower be in default hereunder.

(c) As additional security, Borrower hereby transfers and assigns to Bank all right, title and interest in and to any and all monies deposited by Borrower or deposited on behalf of Borrower with any city, county, public body or agency, irrigation, sewer, or water district or company, gas or electric company, telephone company, and any other body or agency for the installation, or to secure the installation of, any utility by Borrower pertaining to the Property.

Section 2. Conditions to Loan Disbursement

Before Bank becomes obligated to make any advance connection with the Loan:

2.1 Bank must have received the Note, the Security Agreements and each other document specified in Exhibit C and all other documents, information, warranties and showings as Bank


EXHIBIT 10.32

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may require,  all of which must be properly executed,  if appropriate,  and in a form and substance acceptable to Bank.

2.2 Bank must have received the several amounts Borrower is required to pay to Bank as a condition to or in connection with the Loan as specified herein and in Exhibit C.

2.3 The request for the advance must be received by Bank prior to the maturity date of the Note and must otherwise be authorized by this Agreement.

Section 3. Affirmative Covenants

Until the Loan and all related obligations are paid and discharged, Borrower will, unless Bank waives compliance in writing:

3.1 Indemnity. Indemnify and hold Bank, its officers, employees, agents and assigns harmless against all losses claims, demands, damages, response costs, penalties, expenses (including court costs and Bank's attorney fees) and liabilities (individually and collectively called "liability") which Bank, its officers, employees, agents, successors or assigns may sustain or suffer by reason of anything done or omitted on, under or about the property, whether or not in connection with the construction of the Improvements pursuant to or as contemplated by this Agreement or caused by the use of the proceeds of the Loan, and including without limitation, liability based on strict liability in tort, liability resulting from a finding that Bank and borrower are engaged in a joint venture or partnership, and liability which Bank, its officers, employees, agents, successors or assigns may directly or indirectly sustain or suffer as a consequence of any inaccuracy or breach of any representation, warranty or agreement made in this Agreement in connection with hazardous substances. Notwithstanding the language of the preamble of this Section, this indemnity covers claims asserted after the Loan and all related obligations are paid and discharged, and the only exclusions relate to claims arising out of the affirmative acts of the Bank or of a third party after borrower's interest in the Property has terminated. For purposes of this Agreement, a "hazardous substance" is a substance which has characteristics of ignitability, corrosivity, toxicity, reactivity or radioactivity or has other characteristics which render it dangerous to health, safety or the environment if such substance is or becomes regulated by an federal, state or local law, regulation or ordinance; the term includes, without limitation, substances defined as "hazardous material", "toxic substances", "hazardous wastes" or "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and in Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., and in the regulations adopted and publications promulgated pursuant to said laws. The terms "disposal", "release", and "threatened release" shall have the definitions assigned to them in CERCLA.

3.2 Maintain Insurance. Provide or cause each contractor, subcontractor and materialman involved in the construction of the Improvements to provide and keep in full force and effect any insurance policies specified in Exhibit C or otherwise required by Bank and with insurers and in



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amounts and in form  satisfactory to Bank. Each insurance  policy must contain a standard form non-contribution mortgagee's loss payable endorsement in favor of Bank.

3.3 Reports and Further Documents. Deliver or cause to be delivered such other statements, lists of property and accounts, budgets, forecasts or reports relating to Borrower or any contractor or subcontractor involved in the construction of the Improvements as Bank may reasonably request and perform or cause to be performed on request of Bank such further acts as may be deemed necessary or advisable by Bank either to perfect any security interest provided for herein or to carry out the intent of this Agreement.

3.4 Proper Construction. Cause the construction of the Improvements, including all grading, landscaping and off site work, to be prosecuted with diligence, continuity, in accordance with the Plans and Specifications and of first class materials in a good, substantial and workmanlike manner in strict compliance with all applicable laws, ordinances, rules and regulations of federal, state and local governments and agencies, such construction to commence within 30 days from the date hereof and be completed within 300 days of the date of this Agreement.

3.5 Inspection. Permit Bank, its officers, employees and agents to enter upon the Property and inspect the work of construction, it being understood, however, that Bank is under no obligation to supervise, inspect or inform Borrower of the progress of construction, and borrower will not rely upon Bank therefor.

3.6 Mechanics Liens. Pay or cause to be paid in full and discharge or cause to be discharged all claims for labor done and material and services furnished in connection with the construction of the Improvements, file diligently or procure the filing of a Notice of Completion upon completion of construction, file diligently or procure the filing of a Notice of Cessation upon the event of a cessation of labor for a continuous period of 30 days or more and take all other reasonable steps to forestall the assertion of claims of lien against the Property or of claims against the Account other than claims for labor, materials or services which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting; provided, however, that Borrower will, within 20 days after filing of any claim or lien that is disputed or contested by Borrower, record, or cause to be recorded, in the Office of the appropriate County recorder, a surety bond sufficient to release said claim of lien. Borrower will defend, indemnify and hold Bank harmless against any action filed or claim asserted against Bank for any reason in connection with any such lien claim, including the costs thereof and expenses related thereto. Such expenses include, but are not limited to, court costs and attorneys fees. Bank may recover sums due from Borrower under this section from the Account, upon demand or, at Bank's option, Bank's payment may be treated as an advance under the Note.

3.7 Incidental Expenses. Promptly pay all reasonable and necessary expenses incidental to this transaction including, but not limited to, all pre-closing, closing and post-closing expenses such as escrow fees, appraisal fees, legal fees, title insurance premiums, premiums for hazard insurance and bonds, architect's, surveyor's and engineer's fees, real property taxes and assessments, recordation, filing and documentary or stamp taxes.


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3.8 Takeout Commitment.  Insurance and Guarantee. If the indebtedness secured by the Deed of Trust is to be insured or guaranteed by an governmental agency or is to be paid by another lender and evidence of such third party's commitment with regard thereto is required to be furnished pursuant to Exhibit C, maintain such commitment and comply with all requirements specified therein and with all rules, regulations and statutes relating thereto, as applicable.

3.9 Compliance with Applicable Laws. Cause all work on the Improvements to be performed in strict compliance with all applicable laws, ordinances, rules and regulations of federal, state, county or municipal governments or agencies now in force or that may be enacted or promulgated hereafter, and with all directions, rules and regulations of the fire marshal, health officer, building inspector or other officers of every governmental agency now having or hereafter acquiring jurisdiction. Without limiting the foregoing, to the extent that there will be any use, generation, manufacture, storage, disposal or release of any hazardous substance on, under or about the Property, the same shall be done in conformity with all applicable federal, stated and local hazardous substances laws, regulations ordinances and publications promulgated thereunder. The work shall proceed only after procurement of each permit, license or other authorization that may be required by any governmental agency having jurisdiction, and Borrower shall be responsible to Bank for the procurement and maintenance thereof, as may be required of Borrower and all persons engaged in work on the Improvements. Borrower shall promptly notify Bank of (a) any changes whatsoever in the existing covenants, conditions and restrictions defining and limiting the use to which the Property and Improvements may be put, (b) any threaten or actual release of a hazardous substance, and (c) any proposed or threatened amendment to or termination of any permit or license heretofore or hereafter acquired by Borrower, any contractor or any subcontractor or any materialman concerning the construction of the Improvements.

3.10 General Cooperation. Cooperate with Bank in bringing about the expeditious completion of the work of construction. Such cooperation shall include, without limiting the generality of the foregoing, prompt execution of Construction
Contract change orders required or reasonably necessary to (a) resolve ambiguities in the Plans and Specifications, working drawings or shop drawings,
(b) conform the work to prior changes or (c) resolve difficulties or inefficiencies which would arise as a result of strict adherence to the Plans and Specifications. Disputes with or between subcontractors, materialmen, architects, engineers, supervisory personnel or any other persons working on or supplying material to the work of construction shall, wherever possible, be resolved (or handled pending final resolution) in a manner which will allow work to proceed expeditiously.

3.11 Notification of Default. Promptly notify Bank in writing of any cessation of work on the Improvements, the occurrence of any labor dispute, the filing of any claim against the Loan proceeds, the Account or the Property, of the occurrence of any default, failure of performance or condition or breach of warranty under the Note, the Security Agreements or this Agreement.

Section 4. Account

4.1 Creation: Deposits. Bank will establish a non-interest bearing account ("Account"). Deposit to the Account will consist of the following;

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(a) The sum indicated in Exhibit C attached  hereto to be deposited by Borrower.
Borrower represents that this amount, together with the Loan amount is sufficient to pay the costs and charges and expenses in connection with the Loan and all costs in completing the Improvements in accordance with the Plans and Specifications.

(b) Such additional sums as Bank may hereafter require Borrower to deposit pursuant to any of the terms hereof, which deposits will be made within 5 days after Bank's written demand therefor.

4.2 Loan Disbursements and Disbursements from Account. The entire balance in the Account shall be disbursed as provided in this section 4.2 prior to the making of any disbursements of the Loan proceeds. All disbursements from the Account and of the Loan proceeds will be for the purposes contemplated by this Agreement. Disbursements will be (a) by checks drawn by Bank and payable to Borrower or, at Bank's option, to a contractor, subcontractor, labor or materialman or (b) to an account established by Borrower or such other payee as is entitled to the payment, all in accordance with Exhibit D attached hereto. Disbursement from the Account may also be made, at Bank's option, to pay any sum due Bank from Borrower or to pay others as otherwise contemplated by this Agreement. Bank shall not, in any way, be responsible for the proper use by Borrower of funds disbursed hereunder.

4.3 Bank Option. The obligation of Bank to make any disbursement from the Account or any Loan disbursement is, in addition to each other condition precedent set forth herein, also subject to the condition that no determination has been made by Bank, in its reasonable judgment, after ten (10) days written notice to Borrower, that the amounts remaining in the Account and undisbursed under the Note are not reasonably likely to be sufficient to pay all expenses incurred or to be incurred in connection with the completion of the Improvements and fulfillment of Borrower's obligations hereunder. Borrower understands that Bank's failure to make a determination that the remaining amount in the Account and undisbursed Loan proceeds is insufficient to cover completion of the project shall not constitute a warranty by Bank that the remainder in the Account is sufficient for that purpose.

Section 5. Negative Covenants

Until the Loan and all related obligations are paid and discharged, Borrower will not, unless Bank waives compliance in writing:

5.1 Amend Other Documents. materially amend the Plans and specifications or any contract (including but not limited to the Construction Contract, if one is submitted to Bank pursuant to Exhibit C), working drawing or other document required to be submitted hereunder for Bank's prior approval. For purposes of this paragraph, "Materially amend" shall mean any single change of more that $5,000, or the aggregate of all such changes or more than $25,000.00 The prior written consent of any surety providing bond(s) to secure payment or performance of the work in the Improvements shall be required in connection with any and all changes, if the enforceability of its obligations under the bond(s) would be adversely affected absent such prior consent.



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5.2 Purchase Money Encumbrances.  Acquire any materials,  equipment, fixtures or any other part of the Improvements under an arrangement wherein the seller or any other creditor reserves the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction.

5.3 Improvements District. Consent or vote to have any of the Property incorporated within any improvement or other district area.

5.4 Use Qualified Contractors. etc. Utilize in connection with the construction of the Improvements any contractor, subcontractor or materialman who, in Bank's good faith determination, is deemed to be financially or otherwise unqualified.

5.5 Occupancy of Improvements. If the proceeds of the loan are to be used to construct for-sale home(s) upon the Property, permit any occupancy of the home(s) prior to the close of escrow on the sale of said home(s) and the Loan principal reduction(s) as required herein.

Section 6. Default

The occurrence of any of the following events, after any applicable cure period, (each of which being an (Event of Defaults shall constitute a default hereunder; provided, however, that unless otherwise specified, Borrower shall be entitled, after receipt of Bank's notice that an Event of Default shall have occurred, to a ten (10) day cure period for any Event of Default involving monetary payments, and a thirty (30) day cure period for all other Events of Default;

6.1 Failure to Make Payment. Any payment required under the Note or any payment otherwise required hereunder or pursuant to the Security Agreements or any other document contemplated herein is not made on or before its due date.

6.2 Action Against Property. All or a substantial portion of the Property is condemned, seized or appropriated.

6.3 Breach of Warranty or Representation. Any representation or warranty of Borrower or any guarantor of Borrower's obligations contained in this Agreement, the Note, the Security Agreements, any Exhibit hereto or any other document, statement, certificate or schedule required to be furnished by Borrower or a guarantor including, but not limited to, loan applications financial statements and other financial information regarding Borrower or a guarantor submitted to Bank, proves to be untrue in any material respect or Borrower or a guarantor conceals any material fact from Bank.

6.4 Insolvency. Receiver or Trustee. A court enters any decree or order adjudging Borrower or a guarantor to be bankrupt or insolvent, approving a petition seeking reorganization of Borrower or a guarantor or any arrangement for Borrower or a guarantor under any debtor's relief law, appointing a receiver, trustee, liquidator or assignee of Borrower or a guarantor in bankruptcy or insolvency of or for it s property, or directing the winding up or liquidation of Borrower or a guarantor, or Borrower or a guarantor is generally unable to pay its debts as they fall due or voluntarily submits to or files a petition seeking any decree or order of the nature described in this section, or Borrower or a guarantor assigns its assets for the benefit of its creditors or suffers


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sequestration  or  attachment  of or  execution  on a  substantial  part  of its property unless the same is returned or released with 30 days thereafter or prior to sooner sale pursuant to such sequestration, attachment or execution.

6.5 Judgments. Borrower fails to pay or to discharge any judgments against it for the payment of money which in the aggregate exceed $10.000, unless such judgments are satisfied or appeals are taken therefrom and enforcement of such judgments are stayed within 10 days of their entry, or unless such judgments are covered by a valid and binding insurance policy, in the opinion of Borrower's counsel.

6.6 Sale or Transfer of Collateral. Borrower sells, transfer, removes, abandons, assigns, hypothecates or encumbers, whether voluntarily or involuntarily, all or any part of the collateral (except for personal property which requires replacement by reason of wear and tear or obsolescence which is immediately replaced upon sale or removal), or any interest therein or the attachment of any lien thereon.

6.7 Lapse of Termination of Takeout Commitment. Any commitment of a governmental agency or another lender to insure or to pay the indebtedness secured by the Deed of Trust lapses or terminates.

6.8 Encroachment. Any encroachment to the Property or any encroachment to other property as a result of the Improvements or their construction occurs and such encroachment is not removed or corrected within 30 days.

6.9 Interruption of Construction. Work on the improvements ceases for a continuous period of 30 days or more prior to completion thereof for causes other than fire, earthquake, or other acts of God, acts of the public enemy, riot, insurrection, governmental regulation of the sale of material and supplies or the transportation thereof, or strikes directly affecting the work of construction or shortages of material or labor resulting directly from governmental controls or diversions; provided, however, that the total permissible delay from all such enumerated cases will not exceed 45 days in the aggregate throughout the entire period of construction of the Improvements. Notwithstanding these time periods, if any bonds secure performance or payment of the work in the Improvements and such bond or bonds stipulates a shorter period or period, said shorter periods will be read into the preceding sentence.

6.10 Mechanics Lien. Any claim of lien is filed against the Property, the Improvements or any part thereof of any interest or right made appurtenant thereto, or any notice to withhold funds applicable to the Account or the Loan is served and not released within 20 days, or Borrower has not, within said period of time, recorded a surety bond sufficient to release said claim of lien.

6.11 Failure to Make Deposit to Account. Borrower fails to timely make any required deposit to the Account.

6.12 Failure to Maintain Insurance. Borrower or any contractor or subcontractor fails to obtain or maintain the several insurance coverages required by Bank hereunder.

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6.13 Failure to Pay Taxes.  Borrower fails to pay all real and personal property taxes on the Collateral before the same shall become delinquent if payment of the tax is or may become a lien against the Property or any other portion of the Collateral.

6.14 Failure to Make Leasehold Payments. If the Property consists of a leasehold interest, Borrower fails to pay all rental payments on or before their respective due dates or such lease otherwise becomes in default.

6.15 Failure to Make Corrective Improvements. Borrower fails to commence corrective improvements as called for in Section 8 hereto, within 15 days of notice from Bank, and fails to complete said improvements in an expedient and timely fashion.

6.16 Other Breach. Borrower breaches any other condition covenant, warranty, promise or representation contained in this Agreement, the Note or the Security Agreements not specifically set forth in this Section 6 as an Event of Default.

Section 7. Bank's Remedies Upon Default

7.1 General Remedies. Should an Event of Default occur, Bank may, at its option, do any one or more of the following, all without demand, presentment or notice, all of which are hereby expressly waived:

(a) Terminate its obligation to make advances in connection with the Loan or disbursements from the Account.

(b) Declare all indebtedness of Borrower on the Note or otherwise relating to the Loan immediately due and payable.

(c) Take possession of the Property.

(d) Complete the Improvements in accordance with the Plans and Specifications or as Bank may otherwise deem appropriate. In no event shall Bank be obligated to complete the Improvements if the funds in the Account and undisbursed amounts under the Note are insufficient to complete the Improvements. However, Bank may advance additional sums and add such sums to the unpaid balance of the Note or to be repayable upon Bank's demand together with interest from the date of each advance at the rate provided by the Note.

(e) Discharge and replace any contractor or subcontractor if such person is then in default under the contract under which said person's services are retained.

(f) Employ guards and take other reasonable measures designed to assure the security of the Property, Improvements, building materials, and all equipment, machinery and other materials involved in the construction of the Improvements.

(g) Exercise all other remedies available to Bank under the Note, the Security Agreements, this Agreement and the law.

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7.2 Bank's Right to Cure. Upon the happening of any Event of Default which maybe cured by payment of money, Bank will have the right, but not the obligation, to make such payment from the Account or as a Loan advance, thereby curing the default. If as a result of the making of such a payment the sum of the remaining amount of funds in the Account plus the then undisbursed loan proceeds is, in Bank's opinion, insufficient to complete construction of the Improvements, the shortfall will be deposited by Borrower to the account upon Bank's demand. Borrower will have the right to contest in good faith any claim, demand, levy or assessment the assertion of which would constitute an Event of Default hereunder. Any such contest will be prosecuted diligently and in a manner unprejudicial to Bank or the rights of Bank hereunder. Upon demand by Bank, Borrower will make suitable provision by deposit of funds in the Account or by bond or other assurance satisfactory to Bank for the possibility that the contest will be unsuccessful. Such provision will be made within 10 days after demand therefor, and if made by deposit of funds in the Account, the amount so deposited will be disbursed in accordance with the resolution of the contest.

7.3 Notice of Default. If Bank determines that such action is desirable for the preservation of its position, Bank may duly file for record a notice of default under the Deed of Trust upon the happening of an Event of Default, after any applicable curative period has expired.

Section 8. Other Right and Remedies of Bank

8.1 Disputes. If disputes arise which, in the reasonable opinion of Bank, endanger timely completion of the Improvements of fulfillment of any condition precedent or covenant herein or result in lien claims against the Property, Bank may advance funds from the Loan or from the Account pursuant to Section 4 to such person as Bank deems appropriate without prejudice to Borrower's rights, if any, to recover said funds from the party so paid; provided, however, that prior to advancing such funds, Bank must give Borrower ten (10) days' written notice of Bank's intention to so advance such funds, and Borrower shall have the option to release any such claims through the recording of a surety bank or bands sufficient for said purpose. Without limiting the foregoing, such payments may be to a title insurer with regard to possible assertion of lien claims, or to pay disputed amounts to the person claiming the same if Borrower is unable or unwilling to pay the same.

8.2 Correction of Improper Condition. If there are substantial deviations from the Plans and Specifications, working drawings or shop drawings, or if the same appear to be defective, or if defective workmanship or materials are being used in the construction of the Improvements or if Bank has knowledge of encroachments as to which there has been no consent, or if Bank in good faith believes a violation of any applicable law, regulation or ordinance has occurred or may occur on the Property or in connection with the construction of the Improvements, Bank will have the right to order immediate stoppage of construction and demand that the condition be corrected. After issuance of such an order, no further advances from the Loan or from the Account shall be made by Bank until the condition has been fully corrected.

8.3 Damage or Destruction of Improvements. If the Improvements or any part thereof are damaged or destroyed by flood, earthquake, wind, fire or by other means, Borrower shall promptly restore the Improvements to their prior condition. Bank shall not be obligated to make


EXHIBIT 10.32
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

any further disbursements of the Loan proceeds until such restoration is completed to Bank's satisfaction. Any insurance proceeds by reason of such damage or destruction that are received by Bank will be available to Borrower upon presentation of bills covering any labor and material used in restoration provided, in Bank's reasonable opinion, that sufficient funds are available to complete that restoration.

8.4 Approval of Leases. Borrower shall obtain the prior written approval of Bank as to the form and substance of any leases affecting the Property which are proposed subsequent to the date of this Agreement, which approval shall not be unreasonably withheld. Any approval by Bank may be conditioned upon receipt by Bank of an assignment of the lease or lease rentals. In addition, Borrower shall obtain the prior written approval of Bank to any modification, assignment, amendment, supplement, or cancellation of any lease, which approval shall not be unreasonably withheld. At the option of Bank, all leases shall be further memorialized by means of executed Non-disturbance, Attornment, and Subordination Agreements in form acceptable to Bank, prior to the execution of any new lease, or thirty (30) days from any request by Bank. At the request of Bank, Borrower agrees to provide Bank with executed Estoppel Certificates, at the time of any new lease, or fifteen (15) days from any request by Bank.

Section 9. Miscellaneous

9.1 Release of Security Interest. Upon payment of all sums and performance of all obligations secured under the Security Agreements and the assignments provided by Section 1.3, Bank shall release its security interest therein. If the Property is to be subdivided, partial releases of the Property shall be made by the Bank in accordance with Exhibit G attached hereto, provided that Borrower shall not then be in default hereunder.

9.2 Warranties. Borrower makes the representations and warranties listed on any Exhibit attached hereto and agrees that these warranties survive the execution, delivery, filing and recordation of this Agreement, the Note, the Security Agreements and any document or instrument delivered pursuant thereto.

9.3 Cumulative Rights and Remedies. No right, power or remedy given Bank by the terms of this Agreement, the Note or the Security Agreement is intended to be exclusive of any other right, power or remedy, and each and every such right, power or remedy will be cumulative and in addition to every other right, power or remedy given to Bank by the terms of any instruments.

9.4 Time; No Waiver of Bank Rights. Time is of the essence of this Agreement. No waiver of any default or breach by Borrower will be implied from any omission by Bank to take action on account of such default whether or not such default persists or is repeated. No express waiver will affect any default other than the default specified in the waiver. Waivers of the breach of any term herein will not be construed as a waiver of any subsequent breach of the same term. The consent and approval by Bank to or of any act by Borrower or a contractor requiring further consent or approval will not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act. The exercise of any right, power or remedy will in no event constitute a cure or a waiver of any Event of Default under this Agreement, nor will it invalidate any act done pursuant to a notice of default or prejudice Bank in the exercise of any right, power


EXHIBIT 10.32
or remedy hereunder unless in the exercise of any such right, power or remedy all obligations of Borrower to Bank are paid and discharged in full.

9.5 Notice. All notices under this Agreement must be in writing. Any notice given by either Bank or Borrower hereunder will be effective upon personal delivery or by certified mail delivery, return receipt requested, at the address indicated below Bank and Borrower's respective signatures. Such addresses may be changed by written notice to the other party.

9.6 Irrevocable Authority of Bank. Borrower irrevocably appoints, designates and authorizes Bank as its agent to file for record any notice of completion, cessation of labor, or any other notice that Bank deems necessary or desirable to protect its interest.

9.7 Bank Action. Bank will have the right, but not the obligation, to commence, appear in or defend any action or proceeding purporting to affect or enforce the rights, duties or liabilities of either of the parties hereunder, or the disbursement of any funds in the Account. In connection herewith, Bank may incur and pay costs and expenses, including a reasonable attorney's fee. Borrower agrees to pay to Bank on demand all such expenses, and Bank is authorized to disburse funds from the Account or as a Loan advance for said purpose.

9.8 Fee Indemnity. Borrower will indemnify and hold Bank harmless from any liability for the payment of any commission or brokerage fee payable in connection with the Loan.

9.9 Placement of Signs and Publicity Releases. Borrower agrees that, during the term of this Agreement, Bank may erect on the Property, at Bank's expense, such signs as are appropriate to evidence the placement of financing through Bank. Borrower also agrees that Bank may issue publicity releases to newspapers of general limited circulation, or trade publications, or trade publications, announcing issuance of such financing through Bank.

9.10 Exhibits: Present Agreement; Inconsistent Terms. Each Exhibit referenced herein or therein is deemed to be incorporated into this Agreement as if fully set forth herein. This Agreement, together with the exhibits and all other documents specifically referred to herein and therein constitute the only present agreements between the parties hereto and supersedes all prior agreements between the parties pertaining to the transactions contemplated herein including, without limitation, any commitment letter of Bank to Borrower. No representations, warranties or inducements have been made by the Bank, except as set forth herein. In the event of any inconsistency between the provisions hereof and any other related writing this Agreement will be controlling.

9.11 Assignability. This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties hereto. However, any assignment by Borrower without the prior written consent of Bank will be void. Bank may at any time sell, grant participations in or otherwise dispose of in any way all or any part of the indebtedness of Borrower outstanding under this Agreement. Borrower shall, upon Bank's request, execute such further instructions as may in Bank's opinion by necessary or advisable to effect such disposition, including, without limitation, new notes to be issued in exchange for any notes required hereunder.



EXHIBIT 10.32

9.12 Joint and Several Liability: Gender. If this Agreement is executed by more than one person or entity as Borrower, all of Borrowers' obligations will be joint and several. If any person signing this Agreement is a married person, all community property of the borrower as well as his or her separate property will be liable for repayment of all sums due hereunder. Whenever the context so requires, the use within this Agreement of any gender includes each other gender, and the singular or plural number includes the other.

9.13 California Law; Severability: Attorneys' Fees. This Agreement, the Note and the Security Agreements and other instruments given pursuant hereto or in connection herewith and the rights, powers and remedies of the parties hereunder will be construed and enforced in accordance with the internal laws of the State of California. Should any provision of this Agreement, the Security Agreements or any other agreement contemplated hereby become unenforceable for any reason, the remaining provisions of this and those agreements will nevertheless remain effective. Borrower agrees to pay upon demand all of Bank's costs and expenses, including attorneys' fees and Bank's legal expenses, incurred in connection with the enforcement of this agreement or any of the loan documents. Bank may pay someone else to help enforce these agreements, and borrower shall pay the costs and expenses of such enforcement. Costs and expenses include but are not limited to, Bank's attorneys fees and legal expenses whether or not there is a law suit, and include attorneys fees and legal expenses for bankruptcy proceedings and (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services.

9.14 Loan Only. The relationship between Borrower and Bank will at all times remain solely that of borrower and lender. Bank does not undertake any responsibility or duty to Borrower to select, review, inspect, supervise , pass judgement upon or inform Borrower of the quality, adequacy or suitability of:
(a) the Plans and Specifications or amendments, alterations and additions thereto, (b) the architects, contractor, subcontractors and materialmen employed or utilized in the construction, or (c) the progress or course of construction and its conformance or nonconformance with the Plans and Specifications or amendments, alterations and changes thereto. Bank owns no duty of care to protect Borrower or any other person against negligent, faulty, inadequate or defective building or construction, and borrower will indemnify and hold Bank harmless from any such liability, loss or damage. The fact that Bank may have reviewed and/or approved of such items as surveys, foundation reports, soil reports and Plans and Specifications, as provided herein or otherwise, will have no effect upon the agreements contained herein. Borrower understands that such reviews and approvals are required and undertaken for Bank's protection only. Borrower will perform its own reviews to assure that it is independently satisfied with such items.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein first above written. This Agreement contains the following
Exhibits: A, B. C, D, (X) E,(X) F,(G) and NA_which are incorporated herein by this reference.

Savings Bank of Mendocino County, A California Banking Corporation P.O. Box 3600 Ukiah, CA 95482

BY:  /s/  Martin J. Lombardi


EXHIBIT 10.32

Martin J. Lombardi, its Vice President

Mendocino Brewing Company Inc. P. O. Box 400 Hopland, CA 95449

BY:  /s/ Michael Laybourn
Michael Laybourn its CEO & President





EXHIBIT 10.32
                                     - 13 -